EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Paladin Realty Income Properties, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/    KPMG LLP

New York, New York

October 28, 2004